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                                                                 Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

                                                                                                                     STATE OF
                       NAME                                                  DBA                                  INCORPORATION
                       ----                                                  ---                                  -------------

Black Box Corporation

      Bbox Holding Company                                                                                        Delaware

      ATIMCO Network Services, Inc.                   Black Box Network Services - Western Pennsylvania           Pennsylvania

      American Telephone Wiring Company               Black Box Network Services - West Virginia                  West Virginia

      Midwest Communications Technologies, Inc.       Black Box Network Services                                  Ohio

      Associated Network Solutions, Inc.              Black Box Network Services - Central Florida                Florida

      Advanced Communications Corporation             Black Box Network Services - South Carolina                 South Carolina

      Ohmega Installations Limited

      Cable Consultants, Incorporated                 Black Box Network Services - Atlanta                        Georgia

      Todd Communications, Inc.                       Black Box Network Services - North Carolina                 North Carolina

      Comm Line, Inc.                                 Black Box Network Services                                  Ohio

      Business Communication Concepts, Inc.                                                                       Virginia

      Koncepts Communications of L.I., Corp.          Black Box Network Services - Tri-State                      New York

      Communication Contractors, Inc.                 Black Box Network Services - Chicago                        Illinois

      DataCom-Link, Inc.                              Black Box Network Services - Indiana                        Indiana

      U.S. Premise Networking Services, Inc.          Black Box Network Services - Minnesota                      Minnesota

      Datech Holdings Limited

      Black Box Network Services, Inc. -
         Government Solutions                                                                                     Tennessee

      Parrish Communication Cabling, Inc.             Black Box Network Services - Seattle                        Washington

      R&D Services, Inc.                              Black Box Network Services                                  Massachusetts

      Delaney Telecom, Inc.                           Black Box Network Services - Philadelphia                   Pennsylvania

      Delaney Electrical Services, Inc.               Black Box Network Services - Philadelphia                   Pennsylvania

      K&A Communications, Inc.                                                                                    Missouri

      Jet Line Communications, Inc.                   Black Box Network Services - Dallas                         Texas

      A.T.S., Inc.                                    Black Box Network Services - Huntington                     West Virginia

      Advanced Network Technologies, Inc.             Black Box Network Services - California                    California

      Teldata Corporation                             Black Box Network Services - Tennessee                      Tennessee

      ST Communications & Cabling, Inc.               Black Box Network Services - Kansas City                    Missouri

      Allcom Electric, Inc.                                                                                       New York

      Black Box Network Services Baltimore, Inc.                                                                  Delaware

      Black Box Network Services Greater
         Pittsburgh, Inc.                                                                                         Delaware

      Datel Communications, Inc.                      Black Box Network Services - Arizona                        Arizona

      Data Specialties Europe Ltd.

      Midwest Electronics and Communications, Inc.    Black Box Network Services - Denver                         Colorado

      Duracom, Inc.                                                                                               Washington

      Sterling Technology Systems, Inc.                                                                           Minnesota

      Clear Communications, Inc.                                                                                  Washington

      Person-to-Person Communications, Inc.                                                                       Virginia

      Smiles Communication Systems, Inc.                                                                          Tennessee

      Da/Com Limited                                                                                              Massachusetts

Black Box Corporation of Pennsylvania                                                                             Delaware

      Black Box Catalogue, Ltd.

      Black Box Canada Corporation

      Black Box Foreign Sales Corporation

      Black Box France, S.A.

      Black Box Datacom, B.V.

         Black Box Communication SANV

            Indacom N.V.

            Blue Box, B.V.

            Ascor bvba

      BB Technologies, Inc.                                                                                       Delaware

      Datacom Black Box Services AG

      Black Box Deutschland GmbH

      Black Box Italia, SpA

      Black Box Japan Kabushiki Kaisha

      Black Box Catalog Australia Pty. Ltd.

         Black Box Catalog New Zealand Limited

      Black Box do Brazil Industria e Comercio Ltda.

      Black Box de Mexico, S.A. de C.V.

      Alpeco Puerto Rico, Inc.

      South Hills Datacomm Chile, S.A.

      Black Box Comunicaciones, SA

      Schoeller Connectivity Gmbh